Exhibit 99.1

TURNING POINT BRANDS COMPLETES MERGER WITH STANDARD DIVERSIFIED

NEW YORK, NY, July 16, 2020 – Turning Point Brands, Inc. (“TPB”) (NYSE: TPB), a leading provider of Other Tobacco Products (“OTP”) and adult consumer alternatives, and Standard Diversified Inc. (“SDI”) (NYSE: SDI) announced today that the merger of SDI with and into Standard Merger Sub, LLC, a wholly-owned subsidiary of TPB, closed on July 16, 2020 (the “Merger”).

Pursuant to the Merger, each share of SDI’s Class A Common Stock and SDI’s Class B Common Stock (collectively, the “SDI Common Stock”) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.52095 shares of TPB’s Voting Common Stock.

As a result of the Merger, the SDI Common Stock has ceased trading on, and is being delisted from, the NYSE American.

“The transaction significantly improves the public float of our shares outstanding and eliminates the overhang of a controlling holding company structure,” said Bobby Lavan, TPB Chief Financial Officer. “We are excited to welcome all of the new shareholders and thank our existing shareholders that participated in the related secondary offering.”

About Turning Point Brands, Inc.

Louisville, Kentucky-based Turning Point Brands, Inc. (NYSE: TPB) is a leading U.S. provider of Other Tobacco Products and adult consumer alternatives. TPB, through its focus brands generates solid cash flow which it uses to finance acquisitions, increase brand support and strengthen its capital structure. TPB does not sell cigarettes. More information about the company is available at its corporate website, www.turningpointbrands.com.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  As a result, actual events may differ materially from those expressed in or suggested by the forward-looking statements.  Any forward-looking statement made in this press release speaks only as of the date hereof.  New risks and uncertainties come up from time to time, and it is impossible for TPB to predict these events or how they may affect TPB. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.  Factors that could cause these differences include, but are not limited to:

•	declining sales of tobacco products, and expected continuing decline of sales, in the tobacco industry overall;
•	TPB’s dependence on a small number of third-party suppliers and producers;
•	the possibility that we will be unable to identify or contract with new suppliers or producers in the event of a supply or product disruption;
•	TPB’s business may be damaged by events outside of TPB’s suppliers’ control, such as the impact of epidemics (e.g., COVID-19), political upheavals, or natural disasters;
•	the possibility that TPB’s licenses to use certain brands or trademarks will be terminated, challenged or restricted;
•	failure to maintain consumer brand recognition and loyalty of TPB’s customers;
•	substantial and increasing U.S. regulation;
•	regulation of TPB’s products by the FDA, which has broad regulatory powers;
•	TPB’s products are subject to developing and unpredictable regulation, for example, current court action moving forward certain substantial Pre Market Tobacco Application obligations;
•	some of TPB’s products contain nicotine which is considered to be a highly addictive substance;
•	uncertainty related to the regulation and taxation of TPB’s NewGen products;
•	possible significant increases in federal, state and local municipal tobacco- and vapor-related taxes;
•	possible increasing international control and regulation;

•	TPB’s reliance on relationships with several large retailers and national chains for distribution of TPB’s products;
•	the terms of TPB’s credit facilities, which may restrict TPB’s current and future operations;
•	intense competition and TPB’s ability to compete effectively;
•	uncertainty and continued evolution of markets containing TPB’s NewGen products;
•	significant product liability litigation;
•	the scientific community’s lack of information regarding the long-term health effects of certain substances contained in some of our products;
•	requirement to maintain compliance with the master settlement agreement escrow account;
•	competition from illicit sources;
•	TPB’s reliance on information technology;
•	security and privacy breaches;
•	contamination of TPB’s tobacco supply or products;
•	infringement on TPB’s intellectual property;
•	third-party claims that we infringe on their intellectual property;
•	failure to manage TPB’s growth;
•	failure to successfully integrate TPB’s acquisitions or otherwise be unable to benefit from pursuing acquisitions;
•	fluctuations in TPB’s results;
•	exchange rate fluctuations;
•	adverse U.S. and global economic conditions;
•	sensitivity of end-customers to increased sales taxes and economic conditions;
•	failure to comply with certain regulations;
•	departure of key management personnel or TPB’s inability to attract and retain talent;
•	imposition of significant tariffs on imports into the U.S.;
•	reduced disclosure requirements applicable to emerging growth companies may make TPB’s common stock less attractive to investors, potentially decreasing TPB’s stock price;
•	failure to maintain TPB’s status as an emerging growth company before the five-year maximum time period a company may retain such status;
•	TPB’s principal stockholders will be able to exert significant influence over matters submitted to TPB’s stockholders and may take certain actions to prevent takeovers;
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TPB’s certificate of incorporation and bylaws, as well as Delaware law and certain regulations, could discourage or prohibit acquisition bids or merger proposals, which may adversely affect the market price of TPB’s common stock;

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TPB’s certificate of incorporation limits the ownership of TPB’s common stock by individuals and entities that are restricted investors, which primarily are competing entities. These restrictions may affect the liquidity of TPB’s common stock and may result in restricted investors being required to sell or redeem their shares at a loss or relinquish their voting, dividend and distribution rights;

•
future sales of TPB’s common stock in the public market could reduce TPB’s stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us;

•	we may issue preferred stock whose terms could adversely affect the voting power or value of TPB’s common stock; and
•	any failure to realize the full benefits of the Merger.

Contact Information

For Turning Point Brands, Inc.: Robert Lavan, Senior Vice President, CFO / ir@tpbi.com / (502) 774-9238